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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 30, 2000
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                             VENUS EXPLORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

          0-14334                                        13-3299127
    (COMMISSION FILE NO.)                     (IRS EMPLOYER IDENTIFICATION NO.)


                               1250 N.E. LOOP 410
                                   SUITE 1000
                            SAN ANTONIO, TEXAS 78209
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT"S TELEPHONE NUMBER, INCLUDING AREA CODE: (210) 930-4900


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ITEM 5. OTHER EVENTS

         On June 30, 2000, five of six holders of Venus Exploration, Inc., (the "Company") 7% subordinated convertible debt converted all of their holdings into common stock of the Company. In total, $700,000 of debt was converted into 799,997 shares of common stock, which includes 191,303 common shares issued to induce early conversion. Under the original terms of the debt instrument, the conversion rate was $1.15 per share and Venus lowered it to $0.875 per share to induce conversion. During the second quarter 2000 Venus expects to record a non-cash charge of approximately $170,000 as debt conversion expense. This non-cash charge represents the estimated value of the additional shares issued to induce conversion.


ITEM 7. EXHIBITS

     (c)  Exhibits.

          Number                         Document


          99.1 News release dated July 27, 2000, regarding exchange of $700,000 of debt for Venus Exploration, Inc. common stock.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  VENUS EXPLORATION, INC.


                                                  By:  /s/ E.L. Ames, Jr.
                                                      -----------------------
                                                           E.L. Ames, Jr.
                                                           Chairman and CEO
Dated: August 2, 2000



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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
  99.1      News release dated July 27, 2000, regarding exchange of $700,000 of debt for Venus Exploration, Inc. common stock.